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                                                                    Exhibit 99.2

                       MURDOCK COMMUNICATIONS CORPORATION
                                 701 Tama Street
                                Marion, IA 52302

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 17, 2003

          This Proxy is solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints Eugene I. Davis or Wayne Wright, or either of them, with full power of substitution, as a proxy or proxies to represent the undersigned at the Special Meeting of Stockholders of MURDOCK COMMUNCATIONS CORPORATION ("MURDOCK") to be held on June 17, 2003, at 11:00 a.m. at Arenson Law Offices, American Building, Suite 904, 101 Second Street S.E, Cedar Rapids, IA, 52401, and at any adjournments or postponements thereof, and to vote thereat all the shares of common stock, without par value, held of record by the undersigned at the close of business on May 7, 2003, with all the power that the undersigned would possess if personally present.

     The Board of Directors recommends a vote "FOR" the approval of Proposals 1, 2 and 3 and "FOR" the election of each of the seven nominees for director listed under Proposal 4. If not otherwise specified, this proxy will be voted pursuant to the Board of Directors' recommendation.

1. PROPOSAL to approve the Agreement and Plan of Merger dated as of December 19, 2001, as amended, by and among Murdock, MCC Merger Sub Corporation ("MCC") and Polar Molecular Corporation ("Polar") and the merger of MCC with and into Polar, with Polar continuing as the surviving entity.

         [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

2. PROPOSAL to approve the reincorporation of Murdock as a Delaware corporation, including a change of Murdock's name to "Polar Molecular Holding Corporation" and an increase in the number of authorized shares of our common stock from 40,000,000 to 200,000,000 and an increase in the number of authorized shares of preferred stock from 1,000,000 to 50,000,000.

         [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

3.   PROPOSAL to approve and adopt a new equity incentive plan.

         [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

4. PROPOSAL to elect each of the seven directors set forth below to serve until the next annual meeting of stockholders.

     Nominee:

         Mark L. Nelson

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                                                                    Exhibit 99.2

         Richard J. Socia
         Charles Eisenstein
         Chandra B. Prakash, Ph.D.
         Alan L. Smith
         Gilbert Chapelet
         Wayne Wright

     [ ] FOR all nominees (except as marked to the contrary)

     [ ] WITHHOLD AUTHORITY to vote for all nominees listed

To withhold authority for any individual nominee, strike through his name above.

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof, upon matters incident to the conduct of the meeting.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Joint Proxy Statement/Prospectus, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

PLEASE DATE AND SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS HEREON AND RETURN IT IN THE ENCLOSED ENVELOPE. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO APPROVE THE AGREEMENT AND PLAN OF MERGER, APPROVE THE REINCORPORATION TRANSACTION, APPROVE AND ADOPT THE EQUITY INCENTIVE PLAN, AND ELECT THE NOMINEES AS DIRECTORS. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED.


Signature(s):                                           Date:             , 2003
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Title:
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NOTE: Please sign this proxy as your name appears hereon, including the title
"Executor," "Trustee," etc. if such is indicated. If joint account, each joint owner should each sign. If stock is held by a corporation, this proxy should be executed by a proper officer thereof.